Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

THE MAINSTAY FUNDS
811-4550
For Period Ended 10/31/07

MainStay Capital Appreciation Fund
MainStay Common Stock Fund
MainStay Convertible Fund
MainStay Diversified Income Fund
MainStay Equity Index Fund
MainStay Global High Income Fund
MainStay Government Fund
MainStay High Yield Corporate Bond Fund
MainStay International Equity Fund
MainStay Large Cap Growth Fund

MainStay MAP Fund
MainStay Mid Cap Growth Fund
MainStay Mid Cap Value Fund
MainStay Money Market Fund
MainStay Small Cap Growth Fund
MainStay Small Cap Value Fund
MainStay Tax Free Bond Fund
MainStay Total Return Fund
MainStay Value Fund

(a)  The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (the “Special Meeting”) of The MainStay Funds  (the “Trust”) was held on Friday, May 4, 2007 at 10:00 a.m. (Eastern time) at the offices of New York Life Investment Management LLC (“NYLIM”), 169 Lackawanna Avenue, Parsippany, New Jersey.

(b)	If the meeting involved the election of directors, state the name of each director elected at the meeting and the names of all other directors now in office;

The Trustees elected on May 4, 2007 were Susan B. Kerley, Alan R. Latshaw, Peter Meenan, Richard H. Nolan, Jr., Richard S. Trutanic, Roman L. Weil, John A. Weisser, Jr. and Brian A. Murdock.  .

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.	To elect the following individuals to the Board of Trustees of the Trust:

a.  Susan B. Kerley
b.  Alan R. Latshaw
c.  Peter Meenan
d.  Richard H. Nolan, Jr.
e.  Richard S. Trutanic
f.  Roman L. Weil
g.  John A. Weisser, Jr.
h.  Brian A. Murdock (Interested Trustee)

The above proposal was discussed in detail in the proxy statement.  No other business came before the special meeting.

With respect to each Fund of the Trust, the proposal listed above was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the Proposal presented before the special meeting held on May 4, 2007, were cast.  There were no votes cast in person at the meeting.

Capital Appreciation Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	8,157,999.107	134,410.017	9,602.000	8,302,011.124
Alan R. Latshaw	8,174,089.307	118,319.817	9,602.000	8,302,011.124
Peter Meenan	8,160,080.043	132,329.081	9,602.000	8,302,011.124
Richard H. Nolan, Jr.	8,176,947.965	115,461.159	9,602.000	8,302,011.124
Richard S. Trutanic	8,161,315.920	131,093.204	9,602.000	8,302,011.124
Roman L. Weil	8,157,912.954	134,496.170	9,602.000	8,302,011.124
John A. Weisser	8,176,561.247	115,847.877	9,602.000	8,302,011.124
Brian A. Murdock	8,158,920.305	133,488.819	9,602.000	8,302,011.124
Common Stock Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	8,925,297.533	11,611.276	158.000	8,937.066.809
Alan R. Latshaw	8,924,249.462	12,659.347	158.000	8,937.066.809
Peter Meenan	8,925,297.533	11,611.276	158.000	8,937.066.809
Richard H. Nolan, Jr.	8,924,209.559	12,699.250	158.000	8,937.066.809
Richard S. Trutanic	8,925,257.630	11,651.179	158.000	8,937.066.809
Roman L. Weil	8,924,209.559	12,699.250	158.000	8,937.066.809
John A. Weisser	8,925,103.317	11,805.492	158.000	8,937.066.809
Brian A. Murdock	8,924,249.462	12,659.347	158.000	8,937.066.809
Convertible Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	16,111,869.922	108,324.465	53,209.000	16,273,403.387
Alan R. Latshaw	16,108,853.646	111,340.741	53,209.000	16,273,403.387
Peter Meenan	16,112,599.861	107,594.526	53,209.000	16,273,403.387
Richard H. Nolan, Jr.	16,111,700.569	108,493.818	53,209.000	16,273,403.387
Richard S. Trutanic	16,114,664.452	105,529.935	53,209.000	16,273,403.387
Roman L. Weil	16,106,693.950	113,500.437	53,209.000	16,273,403.387
John A. Weisser	16,110,689.195	109,505.192	53,209.000	16,273,403.387
Brian A. Murdock	16,106,253.820	113,940.567	53,209.000	16,273,403.387
Diversified Income Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	7,215,258.615	29,595.044	12,777.000	7,257,630.659
Alan R. Latshaw	7,215,510.329	29,343.330	12,777.000	7,257,630.659
Peter Meenan	7,215,258.615	29,595.044	12,777.000	7,257,630.659
Richard H. Nolan, Jr.	7,215,510.329	29,343.330	12,777.000	7,257,630.659
Richard S. Trutanic	7,215,510.329	29,343.330	12,777.000	7,257,630.659
Roman L. Weil	7,215,510.329	29,343.330	12,777.000	7,257,630.659
John A. Weisser	7,215,258.615	29,595.044	12,777.000	7,257,630.659
Brian A. Murdock	7,215,510.329	29,343.330	12,777.000	7,257,630.659
Equity Index Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	5,702,702.236	20,161.595	11,383.000	5,734,246.831
Alan R. Latshaw	5,702,807.400	20,056.431	11,383.000	5,734,246.831
Peter Meenan	5,702,348.157	20,515.674	11,383.000	5,734,246.831
Richard H. Nolan, Jr.	5,703,256.249	19,607.582	11,383.000	5,734,246.831
Richard S. Trutanic	5,702,726.118	20,137.713	11,383.000	5,734,246.831
Roman L. Weil	5,703,144.679	19,719.152	11,383.000	5,734,246.831
John A. Weisser	5,701,259.494	21,604.337	11,383.000	5,734,246.831
Brian A. Murdock	5,702,874.129	19,989.702	11,383.000	5,734,246.831
Global High Income Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	13,359,684.115	20,393.306	47,109.000	13,427,186.421
Alan R. Latshaw	13,360,851.720	19,225.701	47,109.000	13,427,186.421
Peter Meenan	13,359,333.845	20,743.576	47,109.000	13,427,186.421
Richard H. Nolan, Jr.	13,361,186.491	18,890.930	47,109.000	13,427,186.421
Richard S. Trutanic	13,361,350.331	18,727.090	47,109.000	13,427,186.421
Roman L. Weil	13,359,388.638	20,688.783	47,109.000	13,427,186.421
John A. Weisser	13,359,604.687	20,472.734	47,109.000	13,427,186.421
Brian A. Murdock	13,361,350.331	18,727.090	47,109.000	13,427,186.421
Government Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	11,737,180.698	162,808.171	7,893.000	11,907,881.869
Alan R. Latshaw	11,742,029.979	157,958.890	7,893.000	11,907,881.869
Peter Meenan	11,745,047.716	154,941.153	7,893.000	11,907,881.869
Richard H. Nolan, Jr.	11,744,698.324	155,290.545	7,893.000	11,907,881.869
Richard S. Trutanic	11,746,002.131	153,986.738	7,893.000	11,907,881.869
Roman L. Weil	11,744,264.615	155,724.254	7,893.000	11,907,881.869
John A. Weisser	11,745,995.426	153,993.443	7,893.000	11,907,881.869
Brian A. Murdock	11,745,405.476	154,583.393	7,893.000	11,907,881.869
High Yield Corporate Bond Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	447,622,020.041	1,722,768.513	1,036,694.000	450,381,482,554
Alan R. Latshaw	447,693,324.347	1,651,464.207	1,036,694.000	450,381,482.554
Peter Meenan	447,681,312.838	1,663,475,716	1,036,694.000	450,381,482.554
Richard H. Nolan, Jr.	447,680,474.394	1,664,314.160	1,036,694.000	450,381,482.554
Richard S. Trutanic	447,688,843.599	1,655,944.955	1,036,694.000	450,381,482.554
Roman L. Weil	447,624,656.652	1,720,131.902	1,036,694.000	450,381,482.554
John A. Weisser	447,660,728.079	1,674,060.475	1,036,694.000	450,381,482.554
Brian A. Murdock	447,684,144.192	1,660,644.362	1,036,694.000	450,381,482.554
International Equity Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	28,120,547.839	46,538.218	28,563.000	28,195,649.057
Alan R. Latshaw	28,120,807.296	46,278.761	28,563.000	28,195,649.057
Peter Meenan	28,119,952.769	47,133.288	28,563.000	28,195,649.057
Richard H. Nolan, Jr.	28,120.892.213	46,193.844	28,563.000	28,195,649.057
Richard S. Trutanic	28,119,127.924	47,958.133	28,563.000	28,195,649.057
Roman L. Weil	28,119,847.971	48,238.086	28,563.000	28,195,649.057
John A. Weisser	28,120,197.509	46,888.548	28,563.000	28,195,649.057
Brian A. Murdock	28,121,682.267	45,403.790	28,563.000	28,195,649.057
Large Cap Growth Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	53,132,160.866	118,098.231	64,665.000	53,314,924.097
Alan R. Latshaw	53,139,857.264	110,401.833	64,665.000	53,314,924.097
Peter Meenan	53,137,105.185	113,153.912	64,665.000	53,314,924.097
Richard H. Nolan, Jr.	53,137,047.374	113,211.723	64,665.000	53,314,924.097
Richard S. Trutanic	53,137,804.620	112,454.477	64,665.000	53,314,924.097
Roman L. Weil	53,138,703.354	111,555.743	64,665.000	53,314,924.097
John A. Weisser	53,136,668.713	113,590.384	64,665.000	53,314,924.097
Brian A. Murdock	53,140,201.045	110,058.052	64,665.000	53,314,924.097
MAP Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	26,971,656.478	73,047.887	38,954.000	27,083,658.365
Alan R. Latshaw	26,976,213.830	68,490.535	38,954.000	27,083,658.365
Peter Meenan	26,977,354.541	67,349.824	38,954.000	27,083,658.365
Richard H. Nolan, Jr.	26,947,223.510	97,480.855	38,954.000	27,083,658.365
Richard S. Trutanic	26,940,863.454	103,840.911	38,954.000	27,083,658.365
Roman L. Weil	26,945,930.903	98,773.462	38,954.000	27,083,658.365
John A. Weisser	26,976,061.483	68,642.882	38,954.000	27,083,658.365
Brian A. Murdock	26,974,592.196	70,112.169	38,954.000	27,083,658.365
Mid Cap Growth Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	8,756,994.702	33,383.985	11,944.000	8,802,322.687
Alan R. Latshaw	8,758,124.245	32,254.442	11,944.000	8,802,322.687
Peter Meenan	8,756,833.763	33,544.924	11,944.000	8,802,322.687
Richard H. Nolan, Jr.	8,758,285.184	32,093.503	11,944.000	8,802,322.687
Richard S. Trutanic	8,757,394.604	32,981.083	11,944.000	8,802,322.687
Roman L. Weil	8,756,942.794	33,435.893	11,944.000	8,802,322.687
John A. Weisser	8,757,824.647	32,554.040	11,944.000	8,802,322.687
Brian A. Murdock	8,755,517.156	34,861.531	11,944.000	8,802,322.687
Mid Cap Value Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	10,713,287.531	68,943.880	18,199.000	10,800,430.411
Alan R. Latshaw	10,713,779.668	68,451.743	18,199.000	10,800,430.411
Peter Meenan	10,714,709.796	67,521.615	18,199.000	10,800,430.411
Richard H. Nolan, Jr.	10,714,588.043	67,643.368	18,199.000	10,800,430.411
Richard S. Trutanic	10,712,248.999	69,982.412	18,199.000	10,800,430.411
Roman L. Weil	10,714,261.352	67,970.059	18,199.000	10,800,430.411
John A. Weisser	10,717,354.917	64,876.494	18,199.000	10,800,430.411
Brian A. Murdock	10,715,655.250	66,576.161	18,199.000	10,800,430.411
Money Market Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	174,568,018.174	1,109,940.765	17,160.000	175,695,118.939
Alan R. Latshaw	174,312,565.134	1,365,393.805	17,160.000	175,695,118.939
Peter Meenan	174,081,197.184	1,596,761.755	17,160.000	175,695,118.939
Richard H. Nolan, Jr.	174,509,302.624	1,168,656.315	17,160.000	175,695,118.939
Richard S. Trutanic	174,507,227.964	1,170,730.975	17,160.000	175,695,118.939
Roman L. Weil	174,417,232.534	1,260,726.405	17,160.000	175,695,118.939
John A. Weisser	174,576,017.014	1,101,941.925	17,160.000	175,695,118.939
Brian A. Murdock	173,933,776.434	1,744,182.505	17,160.000	175,695,118.939
Small Cap Growth Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	4,327,296.699	58,786.845	4,171.000	4,390,254.544
Alan R. Latshaw	4,341,214.758	44,868.786	4,171.000	4,390,254.544
Peter Meenan	4,327,675.843	58,407.701	4,171.000	4,390,254.544
Richard H. Nolan, Jr.	4,338,336.023	47,747.521	4,171.000	4,390,254.544
Richard S. Trutanic	4,328,044.992	58,038.552	4,171.000	4,390,254.544
Roman L. Weil	4,327,402.302	58,681.242	4,171.000	4,390,254.544
John A. Weisser	4,340,054.901	46,028.643	4,171.000	4,390,254.544
Brian A. Murdock	4,329,190.994	56,892.550	4,171.000	4,390,254.544
Small Cap Value Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	4,026,059.164	16,977.069	5,514.000	4,048,550.233
Alan R. Latshaw	4,026,005.177	17,031.056	5,514.000	4,048,550.233
Peter Meenan	4,026,059.164	16,977.069	5,514.000	4,048,550.233
Richard H. Nolan, Jr.	4,026,005.177	17,031.056	5,514.000	4,048,550.233
Richard S. Trutanic	4,026,005.177	17,031.056	5,514.000	4,048,550.233
Roman L. Weil	4,026,059.164	16,977.069	5,514.000	4,048,550.233
John A. Weisser	4,026,005.177	17,031.056	5,514.000	4,048,550.233
Brian A. Murdock	4,026,005.177	17,031.056	5,514.000	4,048,550.233
Tax Free Bond Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	12,315,669.106	188,241.182	2,698.000	12,506,608.288
Alan R. Latshaw	12,335,117.577	168,792.711	2,698.000	12,506,608.288
Peter Meenan	12,337,581.992	166,328.296	2,698.000	12,506,608.288
Richard H. Nolan, Jr.	12,328,370.933	175,539.355	2,698.000	12,506,608.288
Richard S. Trutanic	12,312,447.585	191,462.703	2,698.000	12,506,608.288
Roman L. Weil	12,335,813.813	168,096.475	2,698.000	12,506,608.288
John A. Weisser	12,321,078.012	182,832.276	2,698.000	12,506,608.288
Brian A. Murdock	12,323,976.756	179,933.532	2,698.000	12,506,608.288
Total Return Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	10,742,625.938	152,331.824	23,004.000	10,917,961.762
Alan R. Latshaw	10,748,526.330	146,431.432	23,004.000	10,917,961.762
Peter Meenan	10,750,441.076	144,234.882	23,004.000	10,917,961.762
Richard H. Nolan, Jr.	10,751,441.076	143,516.686	23,004.000	10,917,961.762
Richard S. Trutanic	10,751,809.995	143,147.767	23,004.000	10,917,961.762
Roman L. Weil	10,747,916.646	147,041.116	23,004.000	10,917,961.762
John A. Weisser	10,743,713.992	151,243.770	23,004.000	10,917,961.762
Brian A. Murdock	10,743,977.909	150,979.853	23,004.000	10,917,961.762
Value Fund	Votes For	Votes Withheld	Abstentions	Total
Susan B. Kerley	12,039,138.300	91,779.338	13,641.000	12,144,558.638
Alan R. Latshaw	12,038,508.252	92,409.386	13,641.000	12,144,558.638
Peter Meenan	12,042,046.074	88,871.564	13,641.000	12,144,558.638
Richard H. Nolan, Jr.	12,039,693.587	91,224.051	13,641.000	12,144,558.638
Richard S. Trutanic	12,035,572.202	95,345.436	13,641.000	12,144,558.638
Roman L. Weil	12,035,585.517	95,332.121	13,641.000	12,144,558.638
John A. Weisser	12.040,566.197	90,351.441	13,641.000	12,144,558.638
Brian A. Murdock	12,039,812.013	91,105.625	13,641.000	12,144,558.638

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